Exhibit 99.1

Future FinTech Announces Headquarters Relocation to Beijing

BEIJING, March 30, 2020 /PRNewswire/ -- Future FinTech Group Inc. (NASDAQ: FTFT) ("Future FinTech", "FTFT" or "the Company"), announced today that the Company will be relocating its global headquarters to Beijing from its current location in Xi'an. The new address is Room 2103, 21st Floor, SK Tower. 6A, Jianguomenwai Avenue, Chaoyang District, Beijing, China. The Company's main phone number will be 86-010-85899303.

"The relocation of the Company's headquarters to Beijing will position our teams to work in close proximity to the city's world-class technology, finance, and higher education communities and its thriving culture of innovation," said Mr. Shanchun Huang, Chief Executive Officer of Future FinTech. "As we continue executing our strategic transformation plan, this move will allow us to better accommodate future business expansion and attract talent."

About Future FinTech Group Inc.

Future FinTech Group Inc. ("Future FinTech", "FTFT" or the "Company") is a leading blockchain technology R&D and application company incorporated in Florida. The operation of the Company includes a blockchain based online shopping mall platform, Chain Cloud Mall (“CCM”), an incubator for blockchain based application projects and a digital payment system “DCON”. The Company is also engaged in development of blockchain based e-Commerce technology as well as financial technology. For more information, please visit http://www.ftft.top/.

Safe Harbor Statement

Certain of the statements made in this press release are "forward-looking statements" within the meaning and protections of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, capital, ownership or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward- looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "plan," "point to," "project," "could," "intend," "target" and other similar words and expressions of the future.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2018 and our other reports and filings with SEC. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov. We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date hereof, or after the respective dates on which any such statements otherwise are made.

IR Contact:

Dragon Gate Investment Partners LLC

Tel: +1(646)-801-2803

Email: ftft@dgipl.com